UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2026

Onto Innovation Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39110	94-2276314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road
Wilmington, Massachusetts	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 253-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 10, 2026 (Tokyo time), Onto Innovation Inc. (the “Company”) completed the previously announced acquisition of 61,123,436 shares (27% of the issued and outstanding shares) of the common stock of Rigaku Holdings Corporation (“Rigaku”), pursuant to the Share Purchase Agreement (the “Purchase Agreement”), dated as of April 21, 2026, by and between the Company and Atom Investment, L.P. (the “Seller”), an affiliate of The Carlyle Group.

As previously disclosed, pursuant to the Purchase Agreement, the Company acquired 27% of the issued and outstanding shares of the common stock of Rigaku for an aggregate purchase price of approximately $720 million (the foregoing transaction, the “Rigaku Share Acquisition”).

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2026 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On August 10, 2026, the Company issued a press release announcing the closing of the Rigaku Share Acquisition pursuant to the Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this report by reference. The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall be deemed furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit Number	Description

2.1*	Share Purchase Agreement, dated as of April 21, 2026, by and between Onto Innovation Inc. and Atom Investment, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on April 20, 2026).

99.1	Press Release, dated August 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include statements relating to the pace of adoption of AI and the consequences of such adoption, the Company’s belief regarding expanding needs for process control technologies, the Company’s beliefs about market opportunities for X-ray, as well as other matters that are not purely historical data. The Company wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond the Company’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending and any potential impact as a result of the novel coronavirus situation; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; its ability to adequately protect its intellectual property rights and maintain data security; its ability to effectively maneuver global trade issues and changes in trade and export license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; the Company’s ability to realize the anticipated benefits of the investment in and strategic partnership with Rigaku; the Company’s timing and ability to repay its debt; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by the Company are available in the Company’s Form 10-K for the year ended January 3, 2026, and subsequent filings with the Securities and Exchange Commission. As the forward-looking statements are based on the Company’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. The Company does not assume any obligation to update the forward-looking information contained in this Current Report on Form 8-K, except as required by law. Neither future distribution of this Current Report on Form 8-K nor the continued availability of this Current Report on Form 8-K should be deemed to constitute an update or re-affirmation of these statements as of any future date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onto Innovation Inc.

Date: August 10, 2026	By:	/s/ Yoon Ah Oh
Yoon Ah Oh
Senior Vice President, General Counsel & Corporate Secretary